Exhibit 1.3
                             Articles Supplementary


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                  NATIONAL'S CALIFORNIA TAX EXEMPT BONDS, INC.
                              ARTICLES OF AMENDMENT

                  NATIONAL'S CALIFORNIA TAX EXEMPT BONDS, INC., to be renamed PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: Article SECOND of the Articles of Incorporation of the Corporation is hereby amended so that said Article, as so amended, shall read in full as follows:

                  "SECOND: The name of the corporation (hereinafter called the "Corporation") is PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC."

                  SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly approved by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

                  THIRD: The amendments to the Articles of Incorporation of the Corporation as hereinabove set forth shall become effective upon filing pursuant to Section 2-610.1(1) of the General Corporation Law of Maryland.

                  IN WITNESS WHEREOF, NATIONAL'S CALIFORNIA TAX EXEMPT BONDS, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

                  DATED this 10th day of June, 1994.

                                              NATIONAL'S CALIFORNIA TAX EXEMPT
                                              BONDS, INC. (renamed PHOENIX
                                              CALIFORNIA TAX EXEMPT BONDS, INC.)


                           (seal) By: /s/ Philip R. McLoughlin Philip R. McLoughlin
                                              President

ATTEST:


By: /s/ Richard J. Wirth
Richard J. Wirth
Assistant Secretary